Exhibit 10.21

Exscientia Limited

Rules

of the

Exscientia

Company Share Option Plan

Established by a resolution of the board of directors of the Company on 27th November 2019 and amended on 3rd April 2021

The Rules of the Exscientia Company Share Option Plan

1.	Interpretation

1.1	The following definitions and rules of interpretation apply in the Plan.

Amendment Date: 3rd April 2021.

Associate: has the meaning given in paragraph 12 of Schedule 4.

Bad Leaver: a participant who, on the occasion of ceasing employment with a Group Company, is not a Good Leaver.

Board: the board of directors of the Company or a committee of directors appointed by that board to carry out any of its functions under the Plan.

Business Day: a day other than a Saturday, Sunday or public holiday in Scotland or England when banks in London are open for business.

Company: Exscientia Limited incorporated and registered in Scotland under company registration number SC428761.

Constituent Company: any Group Company nominated by the Board to be a Constituent Company at the relevant time.

Control: has the meaning given in section 719 of ITEPA 2003.

Dilutive Shares: on any date, all shares of the Company that:

a)	have been issued or transferred out of treasury on the exercise of options granted, and in satisfaction of any other awards made, under any Share Incentive Scheme (including the Plan) and

b)	remain capable of issue or transfer out of treasury under any Existing Options.

Eligible Employee:

a)	any employee of a Constituent Company; and

b)	any director of a Constituent Company who is required to devote at least 25 hours per week (excluding meal breaks) to their duties;

who in either case:

a)	does not have a Material Interest (either on their own or together with one or more of their Associates), and has not had such an interest in the last 12 months; and

b)	has no Associate or Associates that has or (taken together) have a Material Interest, or had such an interest in the last 12 months.

Employee: an employee of a Group Company.

Employer Company: the Option Holder’s employer or former employer as applicable.

Exercise Price: the price at which each Share subject to an Option may be acquired on the exercise of that Option, which (subject to rule 15):

a)	if Shares are to be newly issued to satisfy the exercise of the Option, may not be less than the nominal value of a Share; and

b)	may not be less than the Market Value of a Share on the Grant Date (or such earlier date as determined in accordance with paragraph 22 of Schedule 4).

Existing CSOP Options: all:

a)	Option; and

b)	options granted under any other Schedule 4 CSOP that has been established by the Company or any of its Associated Companies (as defined in paragraph 35 of Schedule 4),

that can still be exercised.

Existing Option: an option or any other right to acquire or receive Shares granted under any Share Incentive Scheme (including the Plan), that remains capable of exercise, or in the case of options or rights that do not require exercise, remains capable of satisfaction.

Good Leaver: a Participant who, on the occasion of ceasing employment with a Group Company, ceases to be employed as a result of:

a)	injury, disability or illness (in each case evidence to the reasonable satisfaction of the Board);

b)	redundancy within the meaning of the Employment Rights Act 1996;

c)	retirement;

d)	the Option Holder’s employer ceasing to be a Group Company

e)	the transfer of the business which employs the Option Holder to a person which is not a Group Company

f)	death; or

g)	the Participant being declared a Good Leaver by the Board in its absolute discretion.

Grant Date: the date on which an Option is granted under the Plan.

Group Company: any of the following:

a)	the Company;

b)	a company of which the Company has Control and which is also a Subsidiary of the Company; and

c)	a jointly owned company (as defined in paragraph 34 of Schedule 4) that is treated as being under the Company’s Control under paragraph 34 of Schedule 4 and that is not excluded from being a Constituent Company under paragraph 34(4) of Schedule 4.

HMRC: HM Revenue & Customs.

ITEPA 2003: Income Tax (Earnings and Pensions) Act 2003.

Key Feature: any provision of the Plan that is necessary to meet the requirements of Schedule 4.

Market Abuse Regulation: Regulation (EU) No 596/2014 of the European Parliament and of the Council of 16 April 2014 on market abuse.

Market Value: the market value determined in accordance with the applicable provisions of Part VIII of the Taxation of Chargeable Gains Act 1992, and any relevant published HMRC guidance, on the relevant date and, if Shares are subject to a Relevant Restriction, Market Value shall be determined as if they were not subject to a Relevant Restriction.

Material Interest: has the meaning given in paragraph 9 of Schedule 4.

Normal Vesting Date: the earliest date on which the Option may be exercised, unless an earlier event occurs to cause the Option to lapse or become exercisable.

Option: a right to acquire Shares granted under the Plan.

Option Agreement: a certificate setting out the terms of an Option issued under rule 2.3.

Option Holder: an individual who holds an Option.

Performance Condition: any condition set under rule 3 that:

a)	must be met before an Option can be exercised at all; and/or

b)	provides that the extent to which an Option becomes capable of exercise shall be determined by reference to performance over a certain period measured against specified targets.

Plan: the employee share option plan constituted and governed by these rules, as amended from time to time.

Relevant Restriction: any provision included in any contract, agreement, arrangement or condition to which any of sections 423(2), 423(3) and 423(4) of ITEPA 2003 would apply if references in those sections to employment-related securities were references to Shares.

Rollover Period: any period during which Options may be exchanged for options over shares in another company (under paragraph 26 of Schedule 4, rule 14.5 and rule 14.6).

Schedule 4: Schedule 4 to ITEPA 2003.

Schedule 4 CSOP: a share plan that meets the requirements of Schedule 4.

Share Incentive Scheme: any arrangement to provide employees and/or directors with shares.

Shares: £0.001 A ordinary shares in the Company (subject to rule 15) that meet the requirements of paragraphs 16 to 18 and paragraph 20 of Schedule 4.

Subsidiary: a subsidiary as defined in section 1159 of the Companies Act 2006.

Tax Liability: the total of any income tax and primary class 1 (employee) national insurance contributions and, in respect of Options granted on or after the Amendment Date, secondary class 1 (employer) national insurance contributions (or their equivalents in any jurisdiction) for which any Employer Company is or may be liable to account (or reasonably believes it is or may be liable to account) as a result of any Taxable Event.

Taxable Event: any event or circumstance that gives rise to a liability for the Option Holder to pay income tax, national insurance contributions or both (or their equivalents in any jurisdiction) in respect of:

a)	the Option, including its exercise, assignment or surrender for consideration, or the receipt of any benefit in connection with it;

b)	any Shares (or other securities or assets):

(i)	earmarked or held to satisfy the Option;

(ii)	acquired on exercise of the Option;

(iii)	acquired as a result of holding the Option;

(iv)	acquired in consideration of the assignment or surrender of the Option;

(c)	any securities (or other assets) acquired or earmarked as a result of holding Shares (or other securities or assets) mentioned in (b);

(d)	entering into an election under section 430 or 431 of ITEPA 2003; or

(e)	any amount due under PAYE in respect of securities or assets within (a) to (d) above, including any failure by the Option Holder to make good such an amount within the time limit specified in section 222 of ITEPA 2003.

1.2	Rule headings shall not affect the interpretation of the Plan.

1.3	Unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular.

1.4	Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders.

1.5	A reference to a statute or statutory provision is a reference to it as amended, extended or re-enacted from time to time.

1.6	A reference to a statute or statutory provision shall include all subordinate legislation made from time to time under that statute or statutory provision.

1.7	A reference to writing or written includes fax and email.

1.8	Any obligation on a party not to do something includes an obligation not to allow that thing to be done.

1.9	A reference to the Plan or to any other agreement or document referred to in the Plan is a reference to the Plan or such other agreement or document as varied or novated (in each case, other than in breach of the provisions of the Plan) from time to time.

1.10	References to rules are to the rules of the Plan and a reference to Plan Rules shall be construed accordingly

1.11	Any words following the terms including, include, in particular, for example or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms.

2.	Grant of Options

2.1	Subject to the Plan Rules, the Company may grant Options to any Eligible Employee it chooses at any time.

2.2	Options may not be granted:

(a)	at any time when that grant would be prohibited by, or in breach of any:

(i)	law; or

(ii)	the Market Abuse Regulation or any other regulation with the force of law.

2.3	An Option shall be granted by the Company executing an Option Agreement as a deed in a form approved by the Board. Each Option Agreement shall be sent to the relevant Option Holder and shall specify (without limitation):

(a)	the Grant Date;

(b)	the number and class of the Shares over which the Option is granted;

(c)	the Exercise Price;

(d)	the Normal Vesting Date;

(e)	the date when the Option will lapse, assuming that the Option is not exercised earlier and no event occurs to cause the Option to lapse earlier. This date may not be later than the tenth anniversary of the Grant Date.

(f)	any Performance Conditions, and the method by which the Performance Conditions may be varied or waived;

(g)	a statement that:

(i)	the Option is subject to these rules, Schedule 4 and any other legislation applying to Schedule 4 CSOPs; and

(ii)	the provisions listed in rule (i) shall prevail over any conflicting statement relating to the Option’s terms;

(h)	whether or not the shares are subject to any Relevant Restrictions and, if so, the nature of the Relevant Restrictions; and

(i)	the circumstances in which the Option will lapse.

2.4	No amount shall be paid for the grant of an Option.

3.	Performance Conditions

3.1	On the Grant Date of any Option, the Company:

(a)	may specify one or more Performance Conditions for the Option; and

(b)	may specify, for any Performance Condition:

(i)	any restrictions that will apply to variation or waiver of that Performance Condition under rule 3.4; or

(ii)	that there may be no such variation or waiver.

3.2	A Performance Condition may be specified to apply only to part of an Option.

3.3	Any Performance Condition shall be an objective measure of the performance of:

(a)	the Company; or

(b)	the Option Holder; or

(c)	a business unit of which the Option Holder is a part.

3.4	Subject to rule 3.6 and any restrictions on variation or waiver specified by the Company under rule 3.1(b), the Board may vary or waive any Performance Condition if events occur that cause:

(a)	an Option to become exercisable before the end of the period over which the original Performance Condition was to be assessed, if the original Performance Condition cannot reasonably be applied to the shortened time period; or

(b)	the Board to decide the Performance Condition is no longer an appropriate measure of performance.

3.5	If the Board varies the Performance Condition under rule 3.4, the varied Performance Condition must be (in the reasonable opinion of the Board):

(a)	no more difficult to satisfy than the original Performance Condition was at the Grant Date; and

(b)	not materially easier to satisfy than the original Performance Condition was at the Grant Date, unless the variation of the Performance Condition has been approved in advance by the Company in general meeting.

3.6	rule 3.4 shall not permit the general waiver by the Board of Performance Conditions:

(a)	on cessation of employment;

(b)	on the occurrence of any event permitting the exercise of Options under rule 14; or

(c)	on the release of Options in exchange for New Options under rule 14.5.

3.7	The Board shall determine whether, and to what extent, Performance Conditions have been satisfied.

3.8	If an Option is subject to any Performance Condition, the Board shall notify the Option Holder within a reasonable time after the Board becomes aware of the relevant information:

(a)	when that Performance Condition has become incapable of being satisfied, in whole or in part; and

(b)	of any waiver or variation of that Performance Condition under rule 3.4.

4.	Overall limits on grants

The Company may not grant an Option if that grant would result in the total number of Dilutive Shares exceeding 25% of the issued share capital of the Company.

5.	Individual limits on grants

The grant of any share option intended to be an Option (New Option) shall be limited and take effect so that the total Market Value (at the relevant dates of grant) of Shares subject to all Existing CSOP Options held by the relevant Eligible Employee and the New Option does not exceed £30,000 (or any other amount specified in paragraph 6 of Schedule 4 at the relevant time).

6.	Transfer of Options

6.1	Options may not be transferred or assigned or have any charge or other security interest created over them. If an Option Holder attempts to do any of those things, the Option shall lapse immediately.

7.	Lapse and suspension of Options

7.1	An Option (or part of an Option as applicable) shall lapse on the earliest of the following:

(a)	any attempted action by the Option Holder falling within rule 6.1; or

(b)	to the extent that any Performance Condition becomes incapable of being met, or is not met on the Normal Vesting Date; or

(c)	the lapse date specified in the Option Agreement; or

(d)	the day next following the Option Holder (who is not determined to be a Good Leaver) ceasing employment with a Group Company and is thereby no longer an employee or director of any Group Company;

(e)	if any part of rule 14 applies, the time specified for the lapse of the Option under that part of rule 14; or

(f)	when the Option Holder becomes bankrupt under Part IX of the Insolvency Act 1986, or applies for an interim order under Part VIII of the Insolvency Act 1986, or proposes or makes a voluntary arrangement under Part VIII of the Insolvency Act 1986, or takes similar steps, or is similarly affected, under laws of any jurisdiction that correspond to those provisions of the Insolvency Act.

8.	Exercise of Options: General

8.1	An Option Holder may exercise an Option from the earliest of:

(a)	the Normal Vesting Date; and

(b)	the time it becomes exercisable under rule 14.

8.2	An Option Holder may only exercise an Option to the extent that the relevant Performance Condition is achieved (unless waived under rule 3.4).

9.	Exercise of Options: restrictions

9.1	An Option Holder may not exercise an Option when its exercise is prohibited by, or would be a breach of the Market Abuse Regulation, or any:

(a)	law; or

(b)	regulation with the force of law.

9.2	An Option Holder may not exercise an Option at any time when the Option Holder:

(a)	has a Material Interest (any interests of the Option Holder’s Associates being treated as belonging to the Option Holder for this purpose); or

(b)	had a Material Interest in the 12 months before that time (any interests of the Option Holder’s Associates being treated as having belonged to the Option Holder for this purpose).

9.3	An Option Holder may exercise an Option only if the Option Holder has:

(a)	agreed to rule 12 in writing (this agreement may be included in the exercise notice); and

(b)	made any arrangements, or entered into any agreements, required under rule 12.

9.4	An Option Holder may not exercise an Option at any time:

(a)	while subject to ongoing disciplinary proceedings by any Group Company;

(b)	while any Group Company is investigating the Option Holder’s conduct and may as a result begin disciplinary proceedings;

(c)	while there is a breach of the Option Holder’s employment contract that is a potentially fair reason for dismissal;

(d)	while in breach of a fiduciary duty owed to any Group Company;

(e)	after ceasing to be an Employee.

9.5	The Company shall not unfairly frustrate a valid exercise of the Option by the inappropriate application of any provision of rule 9.4.

9.6	If an Option Holder is unable to exercise an Option due to the application of rule 9.3(a) or rule 9.3(b), following the conclusion of any disciplinary proceedings or investigation, the Board shall determine whether the Option is exercisable. If so, the Option will be exercisable, subject to these rules, on the date of such determination.

10.	TERMINATION OF EMPLOYMENT

10.1	An Option Holder who gives or receives notice of termination of employment (whether or not lawful) before the Normal Vesting Date may not exercise an Option at any time while the notice remains effective unless the Board is satisfied that the notice has been given or received in connection with an arrangement to transfer the Option Holder’s employment to another Group Company.

10.2	An Option Holder who ceases employment with a Group Company may not exercise their Option except as permitted by Rule 10.6, Rule 10.7 or Rule 10.11.

10.3	If an Option Holder:

(a)	dies while an Employee; or

(b)	ceases to be an Employee (whether or not following notice and for whatever reason)

before the Normal Vesting Date, their Option shall lapse immediately in respect of such number of Shares as is calculated in accordance with Rule 10.4.

10.4	If Rule 10.3 applies, the number of Shares in respect of which the Option lapses shall be calculated in accordance with the formula N x (X/Y) where:

(a)	N is the number of Shares over which the Option was originally granted, less any Shares in respect of which it has already been exercised or has lapsed;

(b)	X is the number of days between the date of death or cessation and the Normal Vesting Date; and

(c)	Y is the number of days between the Grant Date and the Normal Vesting Date.

10.5	For the purposes of Rule 10, the Leaver Number is such number of Shares as remain following the application of Rule 10.3, reduced to reflect the extent to which the Performance Condition has not been satisfied on:

(a)	the date on which the Board determines whether the Performance Condition has been met;

(b)	if an Option becomes exercisable before the Normal Vesting Date under this Rule 10, the date the Option Holder ceased employment.

10.6	Notwithstanding any other rule of this Plan except Rule 14.13, if an Option Holder dies, the Option Holder’s personal representatives may exercise the Option over the Leaver Number during the period of 12 months following the Option Holder’s death. If the Option is not exercised, it will lapse on the first anniversary of the Option Holder’s death.

10.7	An Option Holder who ceases to be an Employee before the Normal Vesting date due to any of the following reasons, may exercise their Option over the Leaver Number during the period of six months following the date the Option Holder ceased to be an Employee due to:

(a)	injury;

(b)	ill health;

(c)	disability;

(d)	the transfer of the business which employs the Option Holder to a person which is not a Group Company

(e)	retirement;

(f)	Redundancy;

(g)	the Option Holder’s employer ceasing to be a Group Company;

The Option shall lapse at the end of the exercise period specified in this Rule 10.7 to the extent it is not exercised.

10.8	An Option Holder who ceases to be an Employee before the Normal Vesting Date for any reason other than death or a reason specified in Rule 10.7 may not exercise their Option unless the Board determines otherwise under Rule 10.11.

10.9	An Option Holder who ceases to be an Employee on or after the Normal Vesting Date for any reason other than summary dismissal may exercise their Option during the period of 90 days following the date of cessation, after which the Option shall lapse to the extent not exercised

10.10	An Option Holder who ceases to be an Employee by reason of summary dismissal may not exercise their Option unless the Board determines otherwise under Rule 10.11.

10.11	If Rule 10.8 or Rule 10.10 applies, the Board may decide at any time during the period of 90 days after the relevant cessation of employment that the relevant Option Holder is a Good Leaver and may exercise their Option over the Leaver Number. Any such decision, and whether to consider making such a decision, shall be entirely at the discretion of the Board. If the Board makes a decision to permit exercise under this Rule 10.11, it shall:

(a)	specify the period during which the Option may be exercised (after which the Option shall lapse, to the extent not exercised), such a period to end no later than the later of:

(i)	the latest date on which the Option may be exercised, as specified in the Option Certificate; and

(ii)	90 days following the Normal Vesting Date; and

(b)	notify the Option Holder of its decision within a reasonable time after making it.

10.12	An Option Holder shall not be regarded as ceasing to be an Employee until the Option Holder is no longer an employee or director of any Group Company.

11.	Manner of exercise of Options

11.1	An Option may be exercised in part only, or, in respect of Options granted on or after the Amendment Date, in part or in full.

11.2	An Option shall be exercised by the Option Holder giving a written exercise notice to the Company that shall:

(a)	set out the number of Shares over which the Option Holder wishes to exercise the Option except that, if that number exceeds the number over which the Option may be validly exercised at the time:

(i)	the Option shall be treated as exercised only in respect of that lesser number; and

(ii)	any excess amount paid to exercise the Option or meet any Tax Liability shall be refunded; and

(b)	be made using a form that the Board will approve;

(c)	include a power of attorney as required by rule 12.5;

(d)	include the Option Holder’s agreement to pay the Tax Liability in accordance with rule 12; and

(e)	be accompanied by the relevant Option Agreement. If an Option Agreement has been lost, the relevant Option may still be exercised, but the Company may make it a condition of exercise that the Option Holder shall enter into a formal acknowledgement that the Option Agreement is lost and a binding undertaking to return it for cancellation if recovered at a later date.

11.3	Any exercise notice shall be accompanied by:

(a)	payment of an amount equal to the Exercise Price multiplied by the number of Shares specified in the notice; and

(b)	any payment required under rule 12; and/or

(c)	any documents relating to arrangements or agreements required under rule 12.

11.4	Any exercise notice shall be invalid:

(a)	to the extent that it is inconsistent with the Option Holder’s rights under these rules and the Option Agreement; or

(b)	if any of the requirements of rule 11.2 or rule 11.3 are not met; or

(c)	if any payment referred to in rule 11.3 is made by a cheque that is not honoured on first presentation or in any other manner that fails to transfer the expected value to the Company.

The Company may permit the Option Holder to correct any defect referred to in rule (b) or rule (c) (but shall not be obliged to do so). The date of any corrected exercise notice shall be the date of the correction rather than the original notice date for all other purposes of the Plan.

11.5	Shares shall be allotted and issued (or transferred, as appropriate) within 30 days after a valid Option exercise, subject to the other rules of the Plan.

11.6	Except for any rights determined by reference to a date before the date of allotment, Shares allotted and issued in satisfaction of the exercise of an Option shall rank equally in all respects with the other shares of the same class in issue at the date of allotment.

11.7	If the Shares are listed or traded on any stock exchange, the Company shall apply to the appropriate body for any newly issued Shares allotted on exercise of an Option to be admitted to trading on that exchange.

12.	Tax liabilities

12.1	The Option Holder shall indemnify the Employer Company in respect of any Tax Liability.

12.2	An Option Holder may not exercise an Option unless the Option Holder:

(a)	agrees, in writing, to pay the Tax Liability to the Employer Company; and

(b)	has made arrangements, satisfactory to the Employer Company or Company, to pay the Tax Liability.

12.3	If an Option Holder does not pay the Tax Liability on the day of exercise, the Company or Employer Company as appropriate, may:

(a)	if the Shares are readily saleable at the time, retain and sell such number of Shares on behalf of the Option Holder as is necessary to meet the Tax Liability and any costs of sale; or

(b)	deduct the amount of any Tax Liability from any payments of remuneration made to the Option Holder on or after the date on which the Tax Liability arose. However, in the case of national insurance contributions, the Employer Company may only withhold such amount as is permitted by the Social Security Contributions Regulations 2001 (SI 2001/1004).

The Option Holder’s obligations under rule 12.1 shall not be affected by any failure of the Company or Employer Company to withhold shares or deduct from payments of remuneration under this rule.

12.4	At the request of the Employer Company (or the Company on behalf of the Employer Company) on or before the date of exercise of the Option, the Option Holder must enter into a joint election under section 431(1) or section 431(2) of ITEPA 2003 in respect of the Shares to be acquired on exercise of the relevant Option.

12.5	The exercise notice for the Option may include a power of attorney appointing the Company as the Option Holder’s agent and attorney for the purposes of rule 12.3.

12.6	Option Holders shall have no rights to compensation or damages on account of any loss in respect of Options or the Plan where such loss arises (or is claimed to arise), in whole or in part, from the Plan not being, or ceasing to be, a Schedule 4 CSOP.

13.	Relationship with employment contract

13.1	The rights and obligations of any Option Holder under the terms of their office or employment with the Company (or any Group Company or former Group Company) shall not be affected by being an Option Holder.

13.2	The value of any benefit realised under the Plan by Option Holders shall not be taken into account in determining any pension or similar entitlements.

13.3	Option Holders and Employees shall have no rights to compensation or damages on account of any loss in respect of Options or the Plan where such loss arises (or is claimed to arise), in whole or in part, from:

(a)	termination of office or employment with; or

(b)	notice to terminate office or employment given by or to,

the Company, any Group Company or any former Group Company. This exclusion of liability shall apply however termination of office or employment, or the giving of notice, is caused and however compensation or damages may be claimed.

13.4	Option Holders and Employees shall have no rights to compensation or damages from the Company, any Group Company or any former Group Company on account of any loss in respect of Options or the Plan where such loss arises (or is claimed to arise), in whole or in part, from:

(a)	any company ceasing to be a Group Company; or

(b)	the transfer of any business from a Group Company to any person that is not a Group Company.

This exclusion of liability shall apply however the change of status of the relevant Group Company, or the transfer of the relevant business, is caused and however compensation or damages may be claimed.

13.5	An Employee shall not have any right to receive Options, whether or not any have previously been granted.

14.	Takeovers and liquidations

14.1	For the purposes of this rule 14, a Relevant Event means:

(a)	a person (the Controller) obtaining Control of the Company as a result of:

(i)	making a general offer to acquire the majority of the issued share capital of the Company (except for any capital already held by the Controller or any person connected with the Controller) that is made on a condition such that, if it is satisfied, the person making the offer will have Control of the Company; or

(ii)	making a general offer to acquire the majority of the shares in the Company (except for any shares already held by the Controller or any person connected with the Controller) that are of the same class as the Shares; or

(b)	the court sanctioning a compromise or arrangement under section 899 of the Companies Act 2006 that is applicable to or affects:

(i)	all the ordinary share capital of the Company or all the Shares of the same class as the Shares to which the Option relates; or

(ii)	all the Shares, or all the Shares of that same class, which are held by a class of shareholders identified otherwise than by reference to their employment or directorships or their participation in a Schedule 4 CSOP; or

(c)	shareholders becoming bound by a non-UK reorganisation (as defined by paragraph 35ZA of Schedule 4) that is applicable to or affects:

(i)	all the ordinary share capital of the Company or all the Shares of the same class as the Shares to which the Option relates; or

(ii)	all the Shares, or all the Shares of that same class, which are held by a class of shareholders identified otherwise than by reference to their employment or directorships or their participation in a Schedule 4 CSOP; or

(d)	a person becomes bound or entitled to acquire Shares under sections 979 to 985 of the Companies Act 2006.

14.2	Subject to rule 14.5 and rule 14.12, an Option may be exercised on the date of the Relevant Event:

(a)	within six months of a Relevant Event occurring under rule 14.1(a), rule 14.1(b), or rule 14.1(c);

(b)	at any time after a Relevant Event occurring under rule 14.1(d), continuing for as long as that person remains so bound or entitled.

The Board may determine that the Option shall lapse when it ceases to be exercisable under this rule 14.2.

14.3	If

(a)	a Relevant Event specified in rule 14.1(a) occurs; or

(b)	a change of Control occurs as a result of a Relevant Event specified in rule 14.1(b), rule 14.1(c) or rule 14.1(d);

and, as a result of the change of Control, Shares will no longer satisfy the requirements of Part 4 of Schedule 4, the Board may permit Option Holders to exercise Options to the extent that the Performance Condition is met at the date of the change of Control during the period of 20 days following the change of Control. Options that are not exercised will lapse at the expiry of 20 days following the change of Control.

14.4	If the Board reasonably expects a Relevant Event to occur, the Board may make arrangements permitting Options to be exercised for a period of 20 days ending with the Relevant Event. If an Option is exercised under this rule 14.4, it will be treated as having been exercised in accordance with rule 14.2.

If the Board makes arrangements for the exercise of Options under this rule 14.4:

(a)	if the Option is not exercised in accordance with those arrangements, it will lapse on the date of the Relevant Event; and

(b)	if the Relevant Event does not occur within 20 days of the date of purported exercise, the Option shall be treated as not having been exercised.

14.5	If, as a result of a Relevant Event, a company has obtained Control of the Company, each Option Holder may, by agreement with that company (Acquiring Company) within the Rollover Period, release each Option (Old Option) for a replacement option (New Option). A New Option shall:

(a)	be over shares that satisfy the requirements of paragraphs 16 to 20 of Schedule 4 in the Acquiring Company (or some other company falling within paragraph 27(2)(b) of Schedule 4); and

(b)	be a right to acquire such number of those shares as have, immediately after grant of the New Option, a total Market Value substantially the same as the total Market Value of the shares subject to the Old Option immediately before its release; and

(c)	have an exercise price per share such that the total price payable on complete exercise of the New Option is substantially the same as the total price that would have been payable on complete exercise of the Old Option; and

(d)	so far as practicable, be on terms otherwise identical to the Old Option immediately before the Old Option’s release.

14.6	Any Rollover Period shall have the same duration as the applicable appropriate period defined in paragraph 26(3) of Schedule 4.

14.7	Any New Option granted under rule 14.5 shall be treated as having been acquired at the same time as the relevant Old Option for all other purposes of the Plan.

14.8	The Plan shall be interpreted in relation to any New Options as if references to:

(a)	the Company (except for those in the definitions of Constituent Company and Group Company) were references to the Acquiring Company (or to any other company whose shares are subject to the New Options, as the context may require); and

(b)	the Shares were references to the shares subject to the New Options.

14.9	The Company will remain the scheme organiser of the Plan (as defined in paragraph 2(2) of Schedule 4) following the release of Options and the grant of New Options under rule 14.5.

14.10	The Acquiring Company shall issue (or procure the issue of) an Option Agreement for each New Option.

14.11	In this rule 14 (other than rule 14.5), a person shall be deemed to have obtained Control of a company if they, and others acting with them, have obtained Control of it together.

14.12	If a Relevant Event takes place in the course of any corporate reconstruction or reorganisation under which the ultimate beneficial ownership of the business of the Group Companies will remain the same, and the company that obtains Control offers to grant New Options in accordance with rule 14.5, then rule 14.2 shall not apply and all Old Options shall lapse at the end of the Rollover Period to the extent that they are not released under rule 14.5.

14.13	If the shareholders of the Company receive notice of a resolution for the voluntary winding up of the Company, any Option Holder may exercise an Option to the extent that the Performance Condition is met at the date of the resolution at any time in the period before that resolution is passed, conditionally upon the passing of that resolution, and if the Option Holder does not exercise the Option, it shall lapse when the winding up begins.

14.14	The Board shall notify Option Holders of any event that is relevant to Options under this rule 14 within a reasonable period after the Board becomes aware of it.

15.	Variation of share capital

If there is any variation of the share capital of the Company (whether that variation is a capitalisation issue (other than a scrip dividend), rights issue, consolidation, subdivision or reduction of capital or otherwise) that affects (or may affect) the value of Options to Option Holders, the Board may adjust the number and description of Shares subject to each Option and/or the Exercise Price of each Option in a manner that the Board, in its reasonable opinion, considers to be fair and appropriate. However:

(a)	adjustments to the Exercise Price may only be made in accordance with the provisions of paragraph 22 of Schedule 4;

(b)	any adjustment to the number of Shares may be made only in accordance with either paragraph 22 of Schedule 4 or a mechanism notified to the Option Holder at grant;

(c)	the total market value of the Shares subject to the Option is, immediately after the variation of share capital, substantially the same as immediately before the variation of share capital;

(d)	the total amount payable on exercise of an Option immediately after the variation of Share Capital must be substantially the same as immediately before the variation of share capital;

(e)	the Exercise Price for a Share to be newly issued on the exercise of any Option shall not be reduced below its nominal value (unless the Board resolves to capitalise, from reserves, an amount equal to the amount by which the total nominal value of the relevant Shares exceeds the total adjusted Exercise Price, and to apply such amount to pay up the relevant Shares in full).

16.	Notices

16.1	Any notice or other communication given under or in connection with the Plan shall be in writing and shall be:

(a)	delivered by hand or by pre-paid first-class post or other next working day delivery service at the appropriate address;

For the purposes of this rule 16, the appropriate address means:

(i)	in the case of the Company, its registered office, provided the notice is marked for the attention of the VP, People;

(ii)	in the case of an Option Holder, their home address;

(iii)	if the Option Holder has died, and notice of the appointment of personal representatives has been given to the Company, any contact address they have specified in such notice; and

(b)	sent by email to the appropriate email address.

For the purposes of this rule 16, appropriate email address means:

(i)	in the case of the Company, the work email address for the VP, People;

(ii)	in the case of the Option Holder, if they are permitted to receive personal emails at work, their work email address.

16.2	Any notice or other communication given under this rule 16 shall be deemed to have been received:

(a)	if delivered by hand, on signature of a delivery receipt, or at the time the notice is left at the proper address;

(b)	if sent by pre-paid first-class post or other next working day delivery service, at 9.00 am on the second Business Day after posting, or at the time recorded by the delivery service;

(c)	if send by fax, at 9.00 am on the next Business Day after transmission; and

(d)	if sent by email, at 9.00 am on the next Business Day after sending.

16.3	This rule 16 does not apply to:

(a)	the service of any exercise notice pursuant to rule 11.2; and

(b)	the service of any proceedings or other documents in any legal action or, where applicable, any arbitration or other method of dispute resolution.

17.	Administration and amendment

17.1	The Board shall administer the Plan.

17.2	The Board may amend the Plan from time to time but:

(a)	no amendment may be made to a Key Feature of the Plan if, as a result of the amendment, the Plan would no longer be a Schedule 4 CSOP;

(b)	no material amendment may apply to Options granted before the amendment was made without the consent of the Option Holder:

(c)	while the Company is subject to any requirement, or bound by any agreement, that this should be the case, no amendment may be made without the prior approval of the Company in general meeting if it would:

(i)	make the terms on which Options may be granted materially more generous; or

(ii)	increase any of the limits specified in rule 4 or rule 5; or

(iii)	change the definition of Eligible Employee to expand the class of potential Option Holders; or

(iv)	change rule 13 to the benefit of Option Holders,

unless it is a minor amendment to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for Option Holders or for the Company or any Group Company.

17.3	The cost of setting up and operating the Plan shall be borne by the Constituent Companies in proportions determined by the Board.

17.4	The Company shall ensure that at all times:

(a)	it has sufficient unissued or treasury Shares available; or

(b)	arrangements are in place for a third party to transfer issued Shares to satisfy the exercise of all Options.

17.5	The Board shall determine any question of interpretation and settle any dispute arising under the Plan. In such matters, the Board’s decision shall be final.

17.6	In making any decision or determination, or exercising any discretion under the rules, the Board shall act fairly and reasonably and in good faith.

17.7	The Company shall not be obliged to notify any Option Holder if an Option is due to lapse.

17.8	The Company shall not be obliged to provide Option Holders with copies of any materials sent to the holders of Shares.

18.	Governing law

The Plan and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of Scotland or England and Wales.

19.	Jurisdiction

19.1	Each party irrevocably agrees that the courts of Scotland or England and Wales shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with the Plan or its subject matter or formation (including non-contractual disputes or claims).

19.2	Each party irrevocably consents to any process in any legal action or proceedings under rule 19.1 above being served on it in accordance with the provisions of the Plan relating to service of notices. Nothing contained in the Plan shall affect the right to serve process in any other manner permitted by law.

20.	Third party rights

20.1 A person who is not a party to the Option shall not have any rights under or in connection with it as a result of the Contracts (Rights of Third Parties) Act 1999 except where such rights arise under any provision of the Plan for any Employer Company of the Option Holder which is not a party. This does not affect any right or remedy of a third party which exists, or is available, apart from that Act.

20.1	The rights of the parties to an Option to surrender, terminate or rescind it, or agree any variation, waiver or settlement of it, are not subject to the consent of any person that is not a party to the Option as a result of the Contracts (Rights of Third Parties) Act 1999.

21.	Data protection

21.1	In accepting the grant of an Option each Option Holder consents to the collection, holding, processing and transfer of their Personal Data by the Company or any Group Company for all purposes connected with the operation of the Plan.

21.2	The purposes of the Plan referred to in rule 21.1 include, but are not limited to:

(a)	holding and maintaining details of the Option Holder’s Options;

(b)	transferring the Option Holder’s Personal Data to the trustee of an employee benefit trust, the Company’s registrars or brokers or any administrators of the Plan;

(c)	transferring the Option Holder’s Personal Data to a bona fide prospective buyer of the Company or the Option Holder’s Employer Company or business unit (or the prospective buyer’s advisers), provided that the prospective buyer, and its advisers, irrevocably agree to use the Option Holder’s Personal Data only in connection with the proposed transaction and in accordance with the data protection principles set out in the Data Protection Act 1998; and

(d)	transferring the Option Holder’s Personal Data under rule 21.2(b) or rule21.2(c) to a person who is resident in a country or territory outside the European Economic Area that may not provide the same statutory protection for the information as countries within the European Economic Area.